Exhibit 99.1

PlayUp Limited to Become a Publicly Traded Company Through Business Combination with IG Acquisition Corp.

PlayUp is a next generation entertainment and technology group that develops its own innovative betting technologies to power its brands and deliver world-class user experiences

Bradley Tusk to serve as Chairman of PlayUp’s post-closing Board, bringing decades of experience in tech, politics, and online betting

Transaction is expected to close in Q1 2023 and the combined company will be listed on NASDAQ

SYDNEY and NEW YORK, September 22, 2022 – PlayUp Limited, a global online betting operator (“PlayUp”), and IG Acquisition Corp. (NASDAQ: IGAC), a publicly-traded special purpose acquisition company, today announced that they have entered into a business combination agreement and accompanying scheme implementation deed pursuant to which PlayUp will list on the NASDAQ via a newly-formed Irish company (“Parent”). The transaction values PlayUp at $350 million. The transaction is expected to close in the first quarter of 2023 subject to the satisfaction of customary closing conditions.

Founded in 2014, PlayUp is a global sports, entertainment and betting operator that develops its own proprietary technology to power its brand and offering. The overall betting sector has grown at an unprecedented rate in the last few years due to updated legislation and consumers broadening their adoption of betting online.

IGAC believes PlayUp is uniquely positioned to build the first fully integrated technology platform where consumers can engage in broad forms of betting — daily fantasy, sports betting, slots, table games, casino games, Esports, lottery, sweepstakes and more — from one platform, one account, one digital wallet, anywhere in the world where it’s legal. PlayUp’s gross revenue has grown 56% YoY (FY21/22).1

After almost two years of looking at a vast number of industry players, the IGAC team concluded that PlayUp was the company most likely to succeed over the long term. Given that the hardest part of establishing a global betting product is regulation and licensing, IGAC believes that its principals’ expertise in shaping regulation, combined with PlayUp’s proprietary and advanced platform, creates a compelling partnership.

[1]	Based on the 12 months to 30 June 2022 unaudited management accounts for PlayUp, compared against PlayUp’s audited statutory accounts for the prior corresponding period.

“Currently, there is no platform that allows consumers to access every type of betting product through one single sign on. Generally, industry competitors have chosen to focus on one product or another. IGAC and PlayUp have the same shared vision: to bring the global online betting industry the most comprehensive suite of traditional and innovative betting products from all over the globe together into one app. The transaction is expected to provide PlayUp with access to fresh capital to continue expanding its vision of a true single destination for the future of online betting,” said Christian Goode, Chief Executive Officer of IGAC.

“PlayUp believes this transaction will enable us to continue investing in our proprietary technology and deliver on our aspirations to be the unrivaled entertainment and betting platform of the future. We envision a world where our players can enhance their experience betting on the products they already love plus interact with the next generation of immersive betting products that embrace newer technologies such as AR and VR,” said Daniel Simic, CEO of PlayUp Limited.

As part of the transaction, Daniel Simic will retain the title of Global CEO of the combined company. Industry veterans Bradley Tusk, Chairman of IGAC, and Christian Goode, Chief Executive Officer of IGAC, will join the new combined company. Tusk will become Chairman of the combined company’s Board and Goode will serve as President of PlayUp’s U.S. business. The IGAC team brings decades of expertise to launch in new U.S. markets and provide consumers with a platform that offers digital experiences in all forms of online betting.

“We are excited about this transaction because we believe PlayUp is the closest to achieving our shared vision for the future of online betting – a platform that offers consumers any type of digital betting they want, from one app and one digital wallet, anywhere in the world where it’s legal,” said Bradley Tusk, Chairman of IGAC.

PlayUp holds online betting licenses in multiple jurisdictions and currently operates in Australia, New Zealand, India and several regulated states in the U.S. PlayUp intends to continue to aggressively pursue its expansion strategy in the U.S. and around the globe.

Transaction Overview

The transaction values PlayUp at $350 million at closing.

The transaction was unanimously approved by the IGAC board of directors and unanimously approved by the board of directors of PlayUp. The transaction is expected to close in the first quarter of 2023, subject to the satisfaction of customary closing conditions, including the approval of the shareholders of PlayUp Limited and the stockholders of IGAC, regulatory approvals (including in Australia, New Jersey and Colorado), Australian court approval and an independent expert confirming that the transaction is in the best interest of PlayUp’s shareholders.

Concurrent with the signing of the business combination agreement, Parent has entered into a $70 million standby equity purchase agreement with YA II PN, Ltd., a fund managed by Yorkville Advisors Global, LP, to provide additional liquidity to the combined company following the closing of the transaction, subject to customary conditions for facilities of this type.

Advisors

●	Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel to IG Acquisition Corp. Richards, Layton & Finger, PA is acting as special Delaware counsel to IG Acquisition Corp.

●	DLA Piper is acting as legal counsel and Innovation Capital, LLC is acting as financial advisor to PlayUp.

About PlayUp Limited

PlayUp is a next generation entertainment and technology group that enriches the lives of people through entertaining, rewarding, and responsible online betting. We develop innovative betting technologies in-house to power our brands and deliver world-class user experiences. Our energies are focused on fulfilling the needs of dedicated and passionate users who seek a deeper connection to the games they play.

About IGAC

IG Acquisition Corp. (Nasdaq: IGAC) is a special purpose acquisition company formed and led by Chairman Bradley Tusk, Chief Executive Officer Christian Goode and Chief Financial Officer Edward Farrell. IG Acquisition Corp. completed its initial public offering in October 2020, raising approximately $300 million in cash proceeds for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions, and on information currently available. In some cases, you can identify forward-looking statements by the following words: “positioned, ” “build,” “likely,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this press release include, but are not limited to, statements regarding the proposed transaction, including the timing and structure of the proposed transaction; the listing of Parent’s shares; the amount and use of the proceeds of the proposed transaction; PlayUp’s future growth and innovations and offerings; the market size for digital betting and PlayUp’s ability to capture a share of that market; the ability of PlayUp to expand its market reach, including its ability to obtain new licenses and meet regulatory suitability requirements; the initial market capitalization of Parent; the amount of funds available in IGAC’s trust account as a result of stockholder redemptions or otherwise; and the anticipated benefits of the proposed transaction. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including general economic conditions and other risks, uncertainties, and factors set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in IGAC’s Annual Report on Form 10-K, filed with the SEC on March 25, 2022, and in the proxy statement/prospectus to be filed by Parent in connection with the proposed transaction, and other filings with the SEC, as well as factors associated with companies, such as PlayUp Limited, that are engaged in digital betting, including anticipated trends, growth rates and challenges in those businesses and in the markets in which they operate; the ability to complete the proposed transaction due to the failure to obtain required regulatory and stockholder approvals; the failure to satisfy other closing conditions in the definitive transaction agreement in respect of the transaction or otherwise; the occurrence of any event that could give rise to the termination of the definitive transaction agreement; risks related to the uncertainty of the forecasted financial information; the outcome of any legal proceedings that may be instituted against IGAC, PlayUp Limited, or Parent related to the definitive transaction agreement or the proposed transaction; risks related to the performance of PlayUp’s business and the timing of expected business or financial milestones; unanticipated technological or project development challenges, including with respect to the cost and or timing thereof; the performance of PlayUp’s products; the effects of competition on PlayUp’s business; the failure to realize the anticipated benefits of the proposed transaction; the risk that PlayUp will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the amount of redemption requests made by IGAC’s public stockholders; the risk that PlayUp may never achieve or sustain profitability; volatility in the price of IGAC’s securities; the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; and the risk that Parent’s securities will not be approved for listing on the Nasdaq or, if approved, maintain the listing. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In addition, you are cautioned that past performance may not be indicative of future results. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements in making an investment decision or regard these statements as a representation or warranty by any person that PlayUp, IGAC or Parent will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Important Information About the Proposed Transaction and Where to Find It

A full description of the terms of the transaction will be provided in a registration statement on Form F-4 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Parent, which registration statement will include a prospectus with respect to Parent’s securities to be issued in connection with the transaction and a proxy statement with respect to the stockholder meeting of IGAC to vote on the transaction. Parent and IGAC urge investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about Parent, IGAC, PlayUp Limited, and the transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to stockholders of IGAC as of a record date to be established for voting on the proposed business combination. Once available, stockholders will also be able to obtain a copy of the registration statement on Form F-4—including the proxy statement/prospectus and other documents filed with the SEC— without charge by directing a request to: Parent and IGAC at 251 Park Avenue South, 8th Floor New York, NY 10010 or via email at info@igacquisition.com . The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED THEREIN.

Participants in Solicitation

Parent, IGAC, PlayUp Limited and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of IGAC’s stockholders in respect of the transaction. Information about the directors and executive officers of IGAC is set forth in IGAC’s filings with the SEC. Information about the directors and executive officers of Parent, PlayUp Limited and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the transaction when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to IGAC’s stockholders in connection with the proposed transaction and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of securities, assets, or the business described herein or a commitment to Parent, IGAC, or PlayUp Limited, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the transaction or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. Any such offer or solicitation will be made only in connection with the delivery of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or exemptions therefrom.

Contact:

General: info@igacquisition.com

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